Exhibit 99.3

Letter to Beneficial Holders Regarding the Offer to Exchange

PHARMANET DEVELOPMENT GROUP, INC.
(the “Company”)

Tender of
Any and All Outstanding 2.25% Convertible Senior Notes Due 2024
(“Outstanding Notes”)
In Exchange For
up to $115,000,000 of 8.00% Convertible Senior
Notes Due 2014 (“New Notes”)
and up to $35,937,500 of Additional Cash Consideration
Registered Under the Securities Act of 1933, as amended

Pursuant to the prospectus and offer to exchange dated November 20, 2008 and any amendments or supplements thereto

THE EXCHANGE OFFER WILL EXPIRE AT 11.59 PM, NEW YORK CITY TIME, ON DECEMBER 18, 2008, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Our Clients:

Enclosed for your consideration is a prospectus and offer to exchange dated November 20, 2008 and any amendments or supplements thereto (the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) of PharmaNet Development Group, Inc. (the “Company”) to exchange any and all of its outstanding 2.25% Convertible Senior Notes due 2024 (the “Outstanding Notes”) for an aggregate principal amount of up to $115,000,000 of its 8.00% Convertible Senior Notes due 2014 (the “New Notes”) and up to $35,937,500 of additional cash consideration (as described in the Prospectus), upon the terms and subject to the conditions described in the Prospectus.

This material is being forwarded to you as the beneficial owner of the Outstanding Notes held by us in your account but not registered in your name. A tender of such Outstanding Notes may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Outstanding Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange offer will expire at 11.59 PM, New York City time, on December 18, 2008, unless extended by the Company (the “Expiration Date”). Any Outstanding Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

The Exchange Offer is not conditioned upon any minimum number of Outstanding Notes being tendered.

Your attention is directed to the following:

1.	The Exchange Offer is for any and all Outstanding Notes.

2.	The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offer — Conditions to the Exchange Offer.”

3.	The Exchange Offer expires at 11.59 PM, New York City time, on the Expiration Date.

IF YOU WISH TO TENDER YOUR OUTSTANDING NOTES, PLEASE SO INSTRUCT US BY COMPLETING, SIGNING AND RETURNING TO US THE INSTRUCTION FORM ON THE BACK OF THIS LETTER. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Outstanding Notes.

If we do not receive written instructions in accordance with the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Outstanding Notes in your account. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Outstanding Notes held by us for your account.

Please carefully review the enclosed material as you consider the Exchange Offer.

INSTRUCTIONS WITH RESPECT TO

THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of this letter and the enclosed material referred to therein relating to the Company’s Exchange Offer.

This will instruct you, the registered holder, with respect to tendering in the Exchange Offer, the Outstanding Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

Please tender the Outstanding Notes held by you for my account as indicated below:

The aggregate principal, or face, amount at maturity of Outstanding Notes held by you for the account of the undersigned is (fill in amount)

$          of 2.25% Convertible Senior Notes due 2024.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER the following Outstanding Notes held by you for the account of the undersigned (insert principal, or face, amount at maturity of Outstanding Notes to be tendered (if any)) (must be $1,000 or any integral multiple thereof):

$           of 2.25% Convertible Senior Notes due 2024.

By instructing you to tender the amount of Outstanding Notes given above, you are authorized to make, on behalf of the undersigned, the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as beneficial owner of the Outstanding Notes.

☐ NOT to TENDER any Outstanding Notes held by you for the account of the undersigned.

SIGN HERE

Name of beneficial owner(s) (please print):

Signature(s):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date:

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